Exhibit 4.12

CERTIFICATE OF TRUST

OF

MELLON CAPITAL V

THIS Certificate of Trust of Mellon Capital V (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Act”).

1. Name. The name of the statutory trust being formed hereby is Mellon Capital V.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, 500 Stanton Christiana Road, OPS4, Newark, Delaware, 19713, Attn: Institutional Trust Services.

3. Effective Date. This certificate of trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this certificate of trust in accordance with Section 3811 of the Act.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ DIANE P. LEDGER

Name: Title:	Diane P. Ledger Assistant Vice President